MORRISON & HECKER L.L.P.
                                ATTORNEYS AT LAW

                                2600 Grand Avenue
                                  Kansas City,
                               Missouri 64108-4606
                                 Telephone (816)
                                    691-2600
                             Telefax (816) 474-4208


                                January 24, 2000


PNC Mortgage Acceptance Corp.
210 West 10th Street, 6th Floor
Kansas City, Missouri 64105

      Re: Mortgage Pass-Through Certificates

Ladies and Gentlemen:

      We have acted as counsel for PNC Mortgage Acceptance Corp., a Missouri corporation (the "Registrant"), in connection with the registration statement on Form S-3 (the "Registration Statement") and the Prospectus and form of Prospectus Supplement forming a part thereof (collectively, the "Prospectus") being filed by the Registrant on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"). The Registration Statement covers Commercial Mortgage Pass-Through Certificates ("Certificates") to be sold by the Registrant in one or more series (each, a "Series"). Each series of Certificates will be more particularly described in a supplement to the Prospectus (each a "Supplement"). Each Series of Certificates will be issued under a pooling and servicing agreement ("Pooling and Servicing Agreement") between the Registrant and a master servicer, a trustee and possibly a special servicer and a fiscal agent to be identified in the Supplement for such Series of Certificates. A form of Pooling and Servicing Agreement is included as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Registration Statement or the Accord identified in the following paragraph.

      In rendering the opinion set forth below, we have examined and relied on the following: (1) the Registration Statement and the Prospectus and (2) such other documents, materials, and authorities as we have deemed necessary or advisable in order to enable us to render our opinion set forth below. Each Supplement and Pooling and Servicing Agreement pertaining to a specific series is to be completed subsequent to the date of this opinion. Accordingly, we have not examined any Supplement or Pooling or Servicing Agreement relating to any series to be issued, and our opinion does not address their contents except as and to the extent that the provisions of same may be described in the Prospectus. We understand that each Supplement will contain a discussion of any material federal income tax consequences pertaining to the Series to be offered thereunder which are not addressed in the Prospectus.

      The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing

 Washington, D.C. / Phoenix, Arizona / Overland Park, Kansas / Wichita, Kansas

PNC Mortgage Acceptance Corp.
January 24, 2000
Page 2

judicial decisions. This opinion is subject to the explanations and qualifications set forth under the caption "Material Federal Income Tax Consequences" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

      Based upon the foregoing, we are of the opinion that, although it does not discus all federal income tax consequences that may be applicable to the individual circumstances of particular investors (some of which may be subject to special treatment under the Internal Revenue Code of 1986), the description set forth under the caption "Material Federal Income Tax Consequences" in the Prospectus included as a part of the Registration Statement correctly describes the material aspects of the federal income tax treatment of an investment in the Certificates commonly applicable to investors that are U.S. Persons (as defined in the Prospectus), as of the date hereof, and, where expressly indicated therein, to investors that are not U.S. Persons. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions. We note, however, that the form of Prospectus Supplement filed herewith does not relate to a specific transaction. As the Registration Statement contemplates multiple Series of Certificates with numerous different characteristics, the particular characteristics of a Series of Certificates must be considered in evaluating whether such opinion would be relevant under the circumstances. Accordingly, the above-referenced description of the selected federal income tax consequences may, under certain circumstances, require modification when an actual transaction is undertaken.

      This opinion is based on the facts and circumstances set forth in the Prospectus and the form of Prospectus Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Certificates as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Consequently, we express no such opinion with respect to any particular Series of Certificates.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to our firm under the heading "Material Federal Income Tax Consequences" in the Prospectus and the Prospectus Supplement. We also consent to the incorporation by reference of this letter in a registration statement, if any, relating to the Registration Statement filed by the Company pursuant to Rule 462(b) of the Act. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                               Very truly yours,



                               MORRISON & HECKER L.L.P.

                              /s/ Morrison & Hecker L.L.P.